Exhibit 99.1

ATI to Speak at the Gabelli 21st Annual Aircraft Supplier Conference

PITTSBURGH--(BUSINESS WIRE)--September 3, 2015--Allegheny Technologies Incorporated (NYSE: ATI) announced that Dan Greenfield, Vice President, Investor Relations and Corporate Communications, will speak at the Gabelli 21st Annual Aircraft Supplier Conference in New York, New York on September 9, 2015. Mr. Greenfield’s remarks and presentation slides will be available live at 2:00 p.m. (ET) on Wednesday, September 9, 2015, on ATI’s website www.ATImetals.com under the “Investors Relations” tab, then “News & Events” and “Webcasts & Presentations”.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Creating Value Thru Relentless Innovation®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials and components producers in the world with revenues of approximately $4.3 billion for the twelve months ended June 30, 2015. ATI has approximately 9,600 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty materials solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004